Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Annual Report on Form 10-KSB of our report dated June 15, 1996, except for Note 7 and Note 15(b), as to which the date is July 15, 1996, on our audits of the consolidated financial statements of PCT Holdings, Inc. and its subsidiaries.


                                            /S/ MOSS ADAMS LLP


Everett, Washington
August 20, 1996